股东委托投票代理协议

Equity Interest Holders' Voting Rights Proxy Agreement

本协议由以下双方于2019年12月31日在中国上海签署

This Equity Interest Holders' Voting Rights Proxy Agreement (this "Agreement") is executed on Dec. 31, 2019 (the "execution date") in Shanghai, the People's Republic of China.

甲方（委托人）：

PARTY A:

国亚资产管理（深圳）有限公司，现持有北京恒泰普惠信息服务有限公司100%的股权，其中包括恒泰先锋投资有限公司协议转让的30%股权。

Guoya Asset Management (Shenzhen) Co., Ltd, holds 100% of the equity interest of Beijing Hengtai Puhui Information Service Co., Ltd., including the 30% equity agreed to transfer by Hengtai Xianfeng Investment Co., Ltd.

类型：有限责任公司（自然人投资或控股）

Type: Limited Liability Company (invested by or controlled by natural person)

住所：深圳市前海深港合作区前湾一路 1 号 A 栋 201 室

Address: Room 201, Building A, No.1 Qianwan 1st road, Qianhai Shenzhen-Hong Kong cooperation zone, Shenzhen, China

统一社会信用代码：91440300MA5D870355

Unified Social Credit Code: 91440300MA5D870355

法定代表人：赵传海

Authorized Representative: ZHAO Chuanhai

乙方（受托人）：宁臣（上海）企业管理有限公司

PARTY B: Ning Chen (Shanghai) Enterprise Management Group Co., Ltd.;

住所：上海市金山区张堰镇花贤路69号B4115室

Address: Room B4115, No.69 Huaxian Road, Jinshan District, Shanghai, China

统一社会信用代码：91310000MA1JBRW03M

Unified Social Credit Code: 91310000MA1JBRW03M

类型：有限责任公司（台港澳法人独资）

Type: Limited liability Company (Taiwan, Hong Kong and Macao's sole proprietorship of legal person)

法定代表人：江鹏

Legal Representative: JIANG Peng

鉴于：

WHEREAS:

1. 乙方系一家依照中华人民共和国法律注册成立的有限责任公司;

1. Party B is a limited liability company incorporated and validly existing under the law of the People's Republic of China.

2. 国亚资产管理（深圳）有限公司系北京恒泰普惠信息服务有限公司的全部股东，并持有北京恒泰普惠信息服务有限公司 100%的股份。其中包括恒泰先锋投资有限公司协议转让的 30%股权。

2. Guoya Asset Management (Shenzhen) Co., Ltd is the legal equity interest holders of Beijing Hengtai Puhui Information Service Co., Ltd. (the "Company") and lawfully hold 100% of the equity interest and assets of the Company.

3. 截至本协议签订日，甲方为北京恒泰普惠信息服务有限公司股东，合法持有北京恒泰普惠信息服务有限公司所有股份。乙方同意指定由甲方委派的人员来行使其在北京恒泰普惠信息服务有限公司股东大会上的股东投票权，且甲方愿意委派这样的人员。

3. As of the execution date, Party A is the equity interest holders of Beijing Hengtai Puhui Information Service Co., Ltd.; and lawfully holds all the equity interest and assets of the Company. Party B intends to specify the representatives ("Representatives") appointed by Party A to exercise its voting right of equity interest holders in

the general meeting of equity interest holders of the Company and Party A is willing to appoint such a Representative.

4、江鹏系中华人民共和国公民，在签订本协议时均具有完全民事行为能力。

4. JIANG Peng is the citizen of PRC with fully civil capacity when signing this Agreement.

5、国亚资产管理（深圳）有限公司系依照中华人民共和国法律注册成立的有限责任公司。

5. Guoya Asset Management (Shenzhen) Co., Ltd is limited liability companies incorporated and validly existing under the law of the People’s Republic of China.

因此，依照中华人民共和国法律和法规，协议双方本着平等互利原则，通过友好协商达成以下条款，以兹共同遵守：

The parties have agreed to execute this Agreement with provisions upon the laws and regulations of PRC as follows:

第一条. 甲方同意且不可撤销地指定由乙方委派的人员来独家代理行使其在北京恒泰普惠信息服务有限公司股东大会上由法律、公司章程规定、协议约定的股东投票权，委派和选举董事和董事长作为北京恒泰普惠信息服务有限公司法人代表。由乙方委派的人员应为甲方持股的北京恒泰普惠信息服务有限公司的董事。

1. Party A agrees to irrevocably specify Representatives appointed by Party B to exclusively exercise the equity interest holders’ voting rights in the general meeting of equity interest holders of the Company in accordance with the provisions of laws and articles of the Company to appoint and elect the directors and Chairman of the Company to be the corporate representative. The Representatives appointed by Party B shall be directors of the Company held by Party A.

第二条. 乙方同意根据本协议第一条，委派代理人。这些代理人应代表甲方行使其股东投票权。

2. Party B agrees to appoint Representatives pursuant to the Article 1 of this Agreement to execute the voting rights on behalf of Party A.

第三条. 协议各方理解，不论北京恒泰普惠信息服务有限公司的股东权益发生任何变化，甲方应指定由乙方委派的人员来行使股东投票权。协议各方均同意，甲方不得将其在北京恒泰普惠信息服务有限公司的股东权益转让给除乙方或者乙方指定个人或企业以外的其他任何个人或公司。

3. The Parties herein understand that no matter what changes of equity interests of the Company, Party A shall specify the

Representatives appointed by Party B to exercise its equity interest holders' voting rights. All the parties agree that Party A cannot transfer the equity interests of the Company held by Party A to any third party except for to Party B and Representatives appointed by Party B.

第四条. 甲方各成员理解，即使其中之一的成员不再拥有北京恒泰普惠信息服务有限公司股权，其仍应继续执行本协议，

4. Each Party A understands that they should continue to enforce this Agreement even if one equity interest holder of the Company no longer holds the equity interest of the Company.

第五条. 本协议经过双方授权代表签字、盖章后生效。

5. The Agreement shall be effective on the execution date.

第六条. 本协议任何修改和终止均应经协议双方书面同意。

6. No provisions of this Agreement may be amended, modified, supplemented, discharged or terminated unless with the Parties consent thereto in writing.

第七条. 本协议订立、效力、解释、履行，及由本协议产生的争议的解决，均受争议发生时中华人民共和国现行有效的法律管辖。

7. This Agreement is made and shall be governed in all respects, including execution validity, interpretation, effect and performance and any dispute resolution, by the laws of People’s Republic of China.

第八条. 本协议系中英文一体式版本,一式五份。协议各方各执协议原件一份，其余文件以作完成相关程序之用。每份协议原件均有同等法律效力。当中英文的解释产生冲突时，应以中文为准。

8. The Agreement was made with English and Chinese original versions in five copies. Each party of this Agreement shall hold one of its original versions and the rest of its original versions shall be used for related procedure. Each of them shall have the same legal force. In case of discrepancy between Chinese and English version, original version in Chinese shall prevail.

第九条.本协议自双方签订之日起执行。

9. This Agreement shall be effective from date of this Agreement when the Parties signed this Agreement.

甲方：国亚资产管理（深圳）有限公司

Party A: ON BEHALF OF **Guoya Asset Management (Shenzhen) Co., Ltd.:**

法定代表人：赵传海

Legal Representative: ZHAO Chuanhai

乙方：宁臣（上海）企业管理有限公司

Party B:ON BEHALF OF **Ning Chen (Shanghai) Enterprise Management Group Co., Ltd.;**

法定代表人：江鹏

Legal Representative: JIANG Peng

日期:2019 年 12 月 31 日

Date: Dec. 31, 2019